Exhibit 10.5

CONTRACT ASSIGNMENT AND NOVATION AGREEMENT

THIS CONTRACT ASSIGNMENT AND NOVATION AGREEMENT (this "Agreement") is made as of August 1, 2021 by and between 76 Resources, Inc. a company incorporated under the laws of Delaware, USA and having an office in Highlands Ranch, Co, USA ("Assignor"), and 76 Resources, LLC a company incorporated under the laws of Delaware, USA and having an office in Highlands Ranch, Co, USA ("Assignee"), and NioCorp Developments, Ltd., ("NioCorp"), a company incorporated under the laws of the Province of British Columbia and having a place of business at 7000 S. Yosemite, Suite 115, Centennial, Colorado, 80112.

WHEREAS, Assignor and NioCorp are parties to that certain CONSULTING AGREEMENT, dated as of September 23, 2013, as amended on September 1, 2019 and as novated to Assignor by KMSMITH, LLC on August 31, 2020, which immediately prior to giving effect to this Agreement, remains in full force and effect as amended, (the "Agreement");

WHEREAS, Assignor desires to be discharged from the performance of the obligations enumerated in the Agreement;

WHEREAS, NioCorp is willing to release Assignor from the obligations enumerated in the Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree for themselves, their successors and assigns, as follows:

1.	Assignor hereby assigns, transfers, conveys and delivers to Assignee, effective as of August 1, 2021 (the "Effective Date"), all of Assignor's right, title and interest in, to and under the Agreement.

2.	Assignee hereby accepts such assignment and agrees to assume, from and after the Effective Date, all of Assignor's rights, duties and obligations in, to and under the Agreement. Upon such assignment and assumption, Assignor shall be released from all rights, duties and obligations with respect to the Agreement, and Assignee agrees to reimburse Assignor for and hold Assignor harmless against any obligation to perform any of the assigned duties and obligations included in the Agreement.

3.	Assignor, Assignee and NioCorp hereby agree that this Agreement shall constitute a novation of the obligations of Assignor under the Agreement. Accordingly, all of the rights, duties and obligations of Assignor under the Agreement are hereby extinguished with respect to the Agreement. NioCorp recognizes Assignee as Assignor's successor in interest in and to all of Assignor's rights, duties and obligations in, to and under the Agreement.

4.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

5.	The parties hereto agree that they will take those actions reasonably necessary to carry out the matters contemplated by this Agreement or any of its provisions.

6.	Assignor, Assignee and NioCorp consent to all of the provisions of this Agreement.

7.	Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings as set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Assignor:		Assignee:
76 Resources, Inc.		76 Resources, LLC

By:	/s/ Mark A. Smith	By:	/s/ Mark A. Smith
	(Signature)		(Signature)

	Mark A. Smith		Mark A. Smith
	(Print or type name)		(Print or type name)

Title:	President	Title:	Managing Director

Date:	August 1, 2021	Date:	August 1, 2021

NioCorp:

NioCorp Developments, Ltd.

By:	/s/ John F. Ashburn Jr.
(Signature)

John F. Ashburn, Jr.
(Print or type name)

Title:	Vice President & General Counsel

Date:	August 1, 2021

The undersigned, Mark A. Smith, hereby acknowledges and agrees to the terms of this Novation Agreement as it applies to him in his personal capacity,

/s/ Mark A. Smith

Mark A. Smith